                                                                    Exhibit 10.4


                              SERVICES AGREEMENT
                              ------------------

     This SERVICES AGREEMENT dated as of August 22, 1997 ("Effective Date"), is entered into between CENTOCOR, INC., a Pennsylvania corporation with its place of business at 200 Great Valley Parkway, Malvern, PA 19355 (together with its subsidiaries except the Company (as defined), collectively, "Contractor") and CENTOCOR DIAGNOSTICS, INC., a Pennsylvania corporation with its place of business at 244 Great Valley Parkway, Malvern, PA 19355 (together with its subsidiaries, collectively, the "Company").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Contractor has facilities and personnel capable of providing certain services to Company; and

     WHEREAS, Company desires to contract with Contractor for the performance of such services by Contractor on behalf of Company;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Schedule I hereto contains a list of services ("Services") being provided by Contractor to Company as of the Effective Date. It is understood that Schedule I shall be deemed to include any other services being provided by Contractor to Company as of the Effective Date that were omitted in error from
Schedule I. Contractor shall provide to Company the Services under and subject to the terms and conditions of this Agreement through the departments of Contractor ("Departments") listed on Schedule I. It is understood that Company may request additional services not listed on Schedule I. Contractor shall, upon its consent, perform such additional services on behalf of Company under and subject to the terms and conditions of this Agreement, and Schedule I shall be amended to include such additional services. Either party to this Agreement shall have the right, upon ninety (90) days prior written notice to the other party, to reduce the level of, or terminate, any Services provided by Contractor hereunder; provided, however, that one (1) year prior written notice must be provided to the other party in the case of the reduction or termination of any of the IMS and telecommunications services listed on Schedule I and the facilities services listed on Schedule I shall terminate immediately upon the execution of a Sublease Agreement between Contractor and the Company relating to certain space occupied by the Company in Contractor's facilities.

     2. Company shall be billed for Services rendered from the Effective Date through September 30, 1997, on October 15, 1997, and thereafter, Company shall be billed for Services on a quarterly basis on or before the fifteenth business day of the month following the end of each calendar quarter for Services performed in the prior calendar quarter. Payment shall be

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made by Company to Contractor by check or wire transfer within forty five (45)
days after the receipt of each invoice for Services performed.

     3. In consideration for the Services, with respect to each applicable period hereunder, the Company shall be charged as follows:

          (a) For Services provided by Contractor's IMS and Telecommunications Departments, the Company shall be charged an amount equal to 1.025 multiplied by
(X), where (X) is equal to (i) the total of such Departments' Costs (as hereinafter defined) for such period, multiplied by (ii) the percentage determined by dividing the number of the Company's non-manufacturing Employees (as hereinafter defined) by the sum of (A) the number of the Company's non-manufacturing Employees plus the total number of the Contractor's Employees.

          (b) For Services provided by Contractor's Facilities Departments, the Company shall be charged an amount equal to $30.00 per square foot occupied by the Company in the Contractor's facilities, such determination to be made on the last day of each period for which an allocation of Costs is calculated under this Agreement and shall be based on the Contractor's space management system. Contractor additionally will charge the Company directly for any services provided by Contractor's Facilities Department pursuant to a work order properly authorized by the Company. Such charges will include labor and reasonable and ordinary direct out of pocket costs or such other costs as agreed upon by Contractor and the Company and specified in the work order. All work orders shall be prepared using Contractor's standard format and procedures.

          (c) For Services provided by the Contractor's Corporate Departments and Research and Development Departments, the Company shall be charged an amount equal to 1.025 multiplied by (Y), where (Y) is equal to (i) the total of such Departments' Costs for such period, including all IMS, Telecommunications and Facilities Costs allocated to the Corporate Departments and the Research and Development Departments for such period, multiplied by (ii) a percentage, determined by the head of each Corporate Department and each Research and Development Department, equal to the percentage of each such Department's total effort and activity during such period which was conducted on behalf of the Company. For each applicable period, the head of each Corporate Department and each Research and Development Department shall provide such percentage determination in writing to the Contractor's accounting department.

          (d) For the purposes of this Agreement, (i) the term "Costs," with respect to any Department, shall mean the total costs and expenses of such Department during each applicable period, including, without limitation, all overhead costs and general and administrative costs, whether direct or indirect, as determined in accordance with generally accepted accounting principles, provided, however, that "Costs" shall not include any amounts of bonus compensation paid or payable to Contractor's employees pursuant to Contractor's bonus program or otherwise and (ii) the term "Employees" shall mean full time employees of the Company or the Contractor, as applicable, who are based in Malvern, Pennsylvania, determined

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on the last day of each period for which an allocation of Costs is calculated under this Agreement.

          (d) On or prior to November 15 of each year, Contractor shall provide to the Company an estimate of the charges for Services that Contractor estimates
will be performed during the subsequent year.   Furthermore, as soon as
practicable following the approval by the Board of Directors of Centocor, Inc. of its annual budget and three-year plan, Contractor shall provide to the Company a revised estimate of the charges for Services that Contractor estimates will be performed during the subsequent year.

     4. In addition to charges for the Services as provided in Section 3 hereof, Contractor shall be reimbursed by Company for all reasonable and ordinary direct out-of-pocket expenses incurred by Contractor on behalf of Company in connection with the furnishing of the Services to Company that are not included in the determination of Costs.

     5. Notwithstanding any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

     6. Neither party shall be liable to the other on account of any failure to perform or on account of delay in the performance of any obligation under this Agreement if and to the extent that such failure or delay shall be due to a cause beyond the control of such party and which, by the exercise of reasonable diligence such party could not reasonably have been expected to avoid. In no event shall Contractor be liable to Company for any delay in performance occasioned by strikes or other labor or personnel difficulties.

     7. In the event Contractor or Company commits a substantial breach hereof or fails to carry out its obligations hereunder, Contractor or Company, as the case may be, shall have the right to terminate this Agreement by written notice to the defaulting party, specifying such breach or failure. Said termination shall become effective thirty (30) days from the date of receipt of such notice by the defaulting party unless such breach or failure is corrected within such thirty (30) day period to the satisfaction, expressed in writing, of the party first sending such notice.

     8. This Agreement shall be terminated automatically in the event that either party is ordered or adjudged bankrupt; is placed in the hands of a receiver; compounds or enters into any arrangement with its creditors; or goes into voluntary or compulsory liquidation.

     9. Termination of this Agreement shall be without prejudice to the existing rights of the parties at the date of such termination, and any covenant herein which is expressly or impliedly intended to survive such termination shall remain binding upon the parties hereto subsequent to such termination.

     10. The term of this Agreement shall be effective from the date of this Agreement, and shall continue in force for a period of five (5) years from said date, unless sooner terminated as provided herein, and shall automatically renew for successive periods of one (1) year each, unless either party provides notice of termination to the other party at least ninety (90) days prior to the end of the initial term, or the then current renewal term.

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     11.  This Agreement may not be altered, modified or amended except by a writing signed by duly authorized representatives of Company and Contractor. This Agreement may be amended at any time upon the mutual consent of the Company and the Contractor.

     12. No failure or delay on the part of a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be deemed a waiver of any other right hereunder.

     13. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

     14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     15. This Agreement contains the entire understanding of the parties hereto with respect of the subject matter hereof. This Agreement supersedes all prior oral or written agreements or understandings between the parties with regard to the subject matter hereof.

     16. Neither party shall assign this Agreement or any part hereof or any right or obligation hereunder to any third party without the prior written consent of the other party hereto.

     17. Attached as Appendix A hereto is a statement setting forth the total charges by Department for the Services provided by Contractor to Company for the nine-month period ended September 30, 1997.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                   CENTOCOR, INC.


                                   By: /s/ Dominic J. Caruso
                                      -----------------------------------
                                   Name: Dominic J. Caruso
                                   Title: Vice President, Finance and Chief
                                          Financial Officer

                                   CENTOCOR DIAGNOSTICS, INC.


                                   By: /s/ R. James Danehy
                                      -----------------------------------
                                   Name: R. James Danehy
                                   Title: President and Chief Executive Officer

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                                  SCHEDULE I
                                  ----------

                                  DEPARTMENTS

A) IMS & TELECOMMUNICATIONS:

       Department #        Department Name
       ------------        ---------------
       290                 Telecommunications
       293                 Business & Office Systems
       295                 Systems Services

B) FACILITIES:

       Department #        Department Name
       ------------        ---------------
       300                 Facilities
       320                 Engineering
       300 CPMC            Facilities CPMC
       300 CPMC II         Facilities CPMC II

C) CORPORATE SERVICES:

       Department #        Department Name
       ------------        ---------------
       100                 Executive Administration
       106                 Corporate Library
       165                 Corporate Services Administration
       107                 Accounting
       103                 Purchasing
       109                 Treasury
       021                 Investor Relations
       292                 Government Relations
       130                 Regulatory
       105                 Corporate QA
       133                 Equipment Validation
       132                 QA Compliance
       163                 Radiation Safety
       101                 Legal
       020                 Human Resources
       100                 Nippon
       080                 External Research

D) RESEARCH AND DEVELOPMENT:

     Departments shall be determined as research and development services are requested by the Company.

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                                   SERVICES
                    TO BE PROVIDED TO CENTOCOR DIAGNOSTICS
                          (Listed by Functional Area)

CORPORATE:
---------
                                             LIBRARY

 .Book/journal purchases
 .Interlibrary loan activity
 .Online literature searches
 .Professional society memberships
 .Audio/video tape purchase


                                             ACCOUNTING

 .Payroll services:
                 Payment of payroll taxes
                 Filing of related tax returns and forms
                 Maintain employee files
                 Create and input payroll journal entries
                 Issue payroll reports
                 Reconcile payroll bank account
                 Payroll account analysis
                 Annual workmen's compensation audit
                 Income calculation, letter issuance and income input into
                       payroll system for restricted stock vestings and stock option exercises
                 Payment of annual bonus
 .Fixed assets:
                 Maintain separate database for Diagnostics fixed assets
                 Tag, input and create journal entries for additions
                 Monthly depreciation journal entries
                 Annual audit of fixed assets
                 Quarterly roll-forward schedules and other reports as
                       requested and account analysis
 .Tax advice
 .Tax return preparation
 .General accounting function
                 Administrative assistance to Diagnostics accounting employees Record-keeping of Pierce/Leahy file retention services for correspondence/documents/etc.
                 Oracle Financial Analyzer closing procedures
                 Oracle Financial Analyzer maintenance
                 Depositing of checks to the Centocor Diagnostics of PA account. .Accounts payable services
                 Vouchering in the Cincom system of invoices, drafts and wires Issuance of manual checks as requested
                 Issuance of bi-weekly system checks

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                Issuance of foreign exchange drafts
                Vendor information maintenance
                Opening of accounting related mail
                Filing of invoices
                Account/department coding of freight invoices
                Record-keeping of Pierce/Leahy file retention services for invoices/expense reports
                Accounts payable distribution/journal entry


                                   TREASURY

 .General treasury services
                Cash management
                Short term cash management--operating cash and disbursements Asset management --strategic fixed income and equity investments Intercompany loans
                Transfer agent services
                Shares issuance
                Financial Reporting
                Shares analysis --FASB 123 and Treasury Method, etc.
 .Corporate finance
                Centocor value management (shareholder value)
                    Peer Group Analysis
                    Bench marking of performance on a quarterly basis
                    Financial analysis --investment decisions
                    Cost of capital analysis and capital structure
                Risk management
                    Annual insurance review
                    Federal, state and international regulatory compliance Alternative risk management programs
                    Currency risk management
                    Interest rate management
 .Employee benefits:
                401(k)
                    Financial Management
                    Fiduciary activities
                    K&M testing
                    Compliance
                Stock Option and Restricted Stock Plans
                    Issuance of Shares and grants
                    Semiannual statements
                    Plan management
                    Financial Reporting - provide required information for
                         Proxy, annual report, etc.

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                            CORPORATE COMMUNICATION

 .General support to be provided (Diagnostics to perform investor relations, annual meeting and public relations activities)
 .Government affairs
         Federal and state
         Provide lobbying support at all levels


                                  REGULATORY

 .General regulatory affairs
 .In vitro diagnostics activities
 .External consultants
 .Related secretarial, submissions and CDC staff services


                               CORPORATE QUALITY

 .General support
         New employee orientation safety, lab practices
         Provide regulatory and safety advice on contract activities at Centocor Ad hoc support as needed in any area of Corporate expertise Administration of alcohol and controlled substance permits
         Review of labeling and advertising materials
 .Participation in Quality Steering Committee
 .Involvement in development and review of SOPs
 .Supplier certification
 .Radiation support
         Training --new employee and refresher training
         Personnel monitoring --film badge program and thyroid scan program Facility monitoring --air and sink monitoring, periodic lab surveys Survey meter calibration program
         Radioactive waste management
               Storage for decay program
               Inventory, tracking and disposal
         Inventory assessment --every 6 months
         Licensing --maintain state(1) and federal(3) licenses
         Accident and incident investigations
         Coordinate and respond to NRC and consultant inspections
 .Environmental support
         Medical waste --coordination and tracking
         Chemical waste --coordination and tracking
         Maintain compliance with environmental regulations
               Clean Water Act Valley Forge Sewer Authority Permits
               Emergency Planning and Community Right to Know
               Pennsylvania Municipal Waste Regulations (residual and infectious wastes)

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               Underground storage tank regulations
               East Whiteland Hazardous Operations Permit
         Maintain chemical inventory system for SARA and PA Hazardous Substance forms

 .Safety Support
         Maintain compliance with regulations
               Bloodborne Pathogens Standard
               Laboratory Standard
               HAZCOM
               Fire Protection and drills
               PPE Standard
               OSHA 200 Log (accident and injury log)
               Forklift Standard
               Respirator Standard
               HAZWOPER (spill team)
         Consult on all environmental issues related to wastes
         Hazard assessments and compliance audits for lab safety
         Investigate accidents and injuries
         Maintain Chemical Hygiene Plan (and training) and Exposure Control Plan Coordinate medical follow-up to work place injuries
         Monthly safety committee meetings
         Coordinate safety shoe and eyeglass programs
         Coordinate fire and evacuation teams
         Coordinate ergonomics program (equipment, work station evaluations) Maintain Intranet Safety Site and bulletin boards
         Develop and maintain MSDS database
         Develop MSDSs for Centocor products
         Coordinate Biosafety Committee and Biological Agent Registration (BAR)
               program
         Coordinate hepatitis immunization program for employees
         Coordinate monthly safety program for Diagnostics
         Maintain safety training database
 .GMP Support
         Perform ISO 9001 compliance audits
         Perform GMP audits
         Vendor audits
         Participate in team meetings
 .GLP/GCP Support
         Audit protocols
         Audit study reports
         Audit analytical plans
         Audit 510K submissions
 .Calibrations Services --calibrate instruments for compliance to GMPs, GLPs, ISO, etc.
         Calibrate instruments
         Send calibration standards out for re-calibration
         Calibrate balances and scales, provide for repair and replacement of balances
         Maintain electronic database for all Diag instruments

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

          Arrange for contractors to assist in performing some of the calibrations, schedule and monitor contractor's work
          Write and maintain calibration SOPs needed for GMP compliance
          Maintain hard copy calibration records needed for GMP compliance Provide instrument trouble shooting (when problem can be addressed by in-house technical expertise)
          Participate in audits by compliance groups, respond to audit findings, correct deficiencies
          Audit and qualify contractors to perform calibrations
 .Cleanroom certification and testing
          Cleanroom certifications
          Laminar airflow bench certifications
          Fume hood certifications
          Maintain database for all Diagnostics equipment
          Write and maintain SOPs needed for GMP Compliance
          Maintain hard copy certification records needed for GMP compliance Provide equipment trouble shooting (when problem can be addressed by in-house technical expertise)
          Arrange for contractors to perform cleanroom certifications, schedule and monitor contractor's work
          Participate in audits by compliance groups, respond to audit findings, correct deficiencies
          Audit and qualify contractors to perform cleanroom certifications Purchase and maintain instruments needed for the calibration program
 .Validation and qualification services
          Perform revalidations on production equipment
          Write protocols and final reports for the validation studies, includes installation and operational qualification, and performance qualification studies
          Provide validation support on new manufacturing processes (in-house or contract services)
          Provide estimates for validation work and resources; prepare validation project schedules
          Participate in audits by compliance groups, respond to audit findings, correct deficiencies
          Arrange for contractors to perform validations, schedule and monitor contractor's work
          Audit and qualify contractors to perform validations
          Maintain database for tracking Diagnostic validation studies
          Submit validation documents to CDC for storage
          Write and maintain SOPs needed for GMP compliance
          Provide advice on facility design to meet cGMPs
          Review validation documents written by Diagnostic personnel
          Purchase, validate and maintain equipment needed to perform validation studies
          Prepare validation master plans as required


                                HUMAN RESOURCES

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 .Medical (CHA PPO & U.S. Healthcare HMO) Delta Dental, UNUM Life, UNUM Long Term
Disability, Intracorp Short Term Disability, ACORN Employee Assistance Program and UNUM Dependent Care Reimbursement Account

          Daily:  claims resolution
          Weekly: Enrollments; payroll deduction authorizations; status changes;
               terminations
          Monthly: Invoice audits; COBRA Administration
          Annually: Contract renewal; open enrollment; payroll deduction updates for medical, life long term disability, dependent care account; Business Travel Accident census
          As required: Short term disability; long term disability; FMLA;
               worker's compensation
 .401(k) Savings Plan
          Weekly: Enrollment of new hires; status changes
          Quarterly: Open enrollment for payroll deduction changes
 .LifeBalance Resources & Vitality Magazine
          Monthly: Communication; invoice audits
 .Company sponsored events
          Annually: Picnic; United Way Campaign; Holiday Event; Corporate
               Wellness Program
 .New Hire Orientation
          Weekly: Preparation of materials and 1.5 hour preparation
 .Citadel Credit Union, CoreStates Direct Financial Benefits, Time Saving
Services
          As needed: Communication, maintenance of promotional materials .Affirmative Action Plan
Annually: Run reports off the system and with applicant tracking forms forward to outside consultant for plan preparation
 .HRIS
          Daily: Data entry, status changes, reporting


                               EXTERNAL RESEARCH

 .Serve as the principal medical consultants to Diagnostics
 .Evaluate clinical utility and disease management potential of Diagnostic business unit proposals
 .Review and approve all clinical trial protocols.
 .Provide project management design and assistance to Diagnostic business units. .Implement the program priorities of the Pharmaceutical-Diagnostics synergy team for P-selectin and cA2.
 .Develop a process with Diagnostics to identify and develop future synergy products.
 .Survey literature and evaluate potential analytes in context of health economics and clinical utility.


                                    NIPPON

 .Promotion and execution of contract revenue (i.e. Free PSA kit, Mitsubishi contract, Eiken, etc.)

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 .Provision of managerial support for planning and development of new business
(i.e. contact with key operators in business related with REED, etc.)
 .Monitoring and reporting of sales activities of TFB, market trend, partner issues on monthly basis.
 .Maintenance of business partners (i.e. Fujirebio, TFB, BM, etc.) Through daily communication on business issues and assisting trouble shootings.
 .Arrangement and participation of meetings between Diagnostics and partners (i.e. 3-4 times a year)
 .Attendance to business meeting between Diagnostics and TFB twice a year to support kit price negotiation
 .Provide information on changes of regulatory systems and regulations, market trend, new competitive products, etc. through attendance to the industry meetings, ACCJ meetings, industry exhibit, etc.
 .Developing oncology kit business in China through participating in meetings for planning and setting annual target with the distributor and arranging exhibit and lecture meetings for sales promotion.


                           RESEARCH AND DEVELOPMENT

 .Research and development services to be provided shall be determined upon request for such services by the Company.

                          IMS AND TELECOMMUNICATIONS

 .Telecommunication; purchase, installation and maintenance of:
          Telephones
          PBX
          Wiring
          Local and long distance
          800 service
          Phone credit cards
          Pagers
          Cell Phones
          FAX machines
          Voicemail
 .Desktop; purchase, installation and maintenance of:
          Desktop PCS
          Home PCS
          Laptops
          Printers
          Standard and point solution software
          E-mail
          Internet Access
          Laptop Pool
          Dial-in from Home
          Training
          General HELPDESK support
          Moves

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

 .Business Systems; on-going maintenance and licensing of:
          Cincom
          OFA
          DSA
          Goldmine
          Gaps Support
          TMS Support
 .Systems and Networks; on going purchase, installation and maintenance of:
          Central computers and networking equipment
          Remote access computers
          Backup of Data and offsite storage of Data
          Nightly Operations
          Disaster recovery
                                  FACILITIES:
 .Occupancy Costs:
          Rent
          Property taxes
          Utilities
          Leasehold Depreciation
          Building Depreciation
          Building 1 Water System Depreciation
          Building Maintenance
          Repairs - Contractors
          Equipment Depreciation
          Housekeeping
          Grounds
 .Facility Services:
          Security
          Cafeteria
          Waste Removal
          Furniture - Moving
          Postage
          Copy Center

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